UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2017

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Qualys, Inc. (“Qualys”) regrets to report the death of Howard A. Schmidt, who passed away on March 2, 2017. Mr. Schmidt served as a director of Qualys since 2012, and as chairman of Qualys’s nominating and governance committee.

Over Mr. Schmidt’s impressive career, he worked in both the private and public sectors. In the private sector, among other entities, Mr. Schmidt worked at eBay as Vice President and Chief Information Officer and Chief Security Strategist, at Microsoft as Chief Security Officer, and as a consultant for myriad private sector firms. In the public sector, among other assignments, Mr. Schmidt served as Chief Security Strategist at the National Cyber Security Division of the Department of Homeland Security, and as Cyber Advisor to Presidents Barack Obama and George W. Bush.

Mr. Schmidt will be greatly missed by Qualys and the other members of Qualys’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Bruce K. Posey
Bruce K. Posey Vice President, General Counsel and Corporate Secretary

Date: March 6, 2017